UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2006

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

California	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Polaris Way, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 754-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 16, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Quest Software, Inc. (“Quest”) approved the 2005 cash bonuses to be paid to the following executive officers of Quest, in the amounts indicated below. In determining the amount of the bonuses to be paid, the Committee considered Quest’s total revenue and operating income in 2005, and recognized the efforts and contributions made by each of these executive officers in achieving those results.

Name and Position	Year	Bonus Paid	% of Target Bonus
Vincent C. Smith, Chairman of the Board and Chief Executive Officer	2005	$200,000	100%
Douglas F. Garn, President	2005	$200,000	100%
Michael J. Lambert, Senior Vice President, Chief Financial Officer	2005	$100,000	100%
M. Brinkley Morse, Senior Vice President, Corporate Development	2005	$50,000	100%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.

Date: February 21, 2006	By:	/s/ J. Michael Vaughn
J. Michael Vaughn
Vice President, General Counsel and Secretary